                                                                    Exhibit 10.1


                                                                  CONFORMED COPY
================================================================================



                            STOCK PURCHASE AGREEMENT



                                    BETWEEN



                         PHARMACEUTICAL RESOURCES, INC.


                                      AND


                      CLAL PHARMACEUTICAL INDUSTRIES LTD.



================================================================================



                                 MARCH 25, 1995

                      TABLE OF CONTENTS

SECTION 1.  Closing Transactions.........................  1
     1.1  Purchase and Sale of Shares....................  1
     1.2  The Closing....................................  1
     1.3  Closing Transactions...........................  1


SECTION 2.  Representations and Warranties of the Company  3
     2.1  Organization...................................  3
     2.2  Authorization; No Conflicts....................  3
     2.3  Noncontravention...............................  3
     2.4  Authorization of Shares........................  3
     2.5  Capitalization.................................  4
     2.6  Reports Under Exchange Act.....................  4
     2.7  No Brokers or Finders..........................  4
     2.8  Governmental Authorizations; Third Party Con-
          sents..........................................  4
     2.9  Disclosure.....................................  5
     2.10 Financial Statements...........................  5
     2.11 Absence of Material Changes....................  5
     2.12 Net Operating Losses...........................  6
     2.13 Rights Agreement...............................  6

SECTION 3. Representations and Warranties of the Purchaser 6
     3.1  Organization...................................  6
     3.2  Authorization; No Conflicts....................  6
     3.3  Noncontravention...............................  7
     3.4  No Brokers or Finders..........................  7
     3.5  Governmental Authorizations; Third Party Con-
          sents..........................................  7
     3.6  Investment Representation......................  7
     3.7  Disclosure.....................................  8

SECTION 4.  Conditions to the Company's Obligations......  8
     4.1  Representations and Warranties.................  8
     4.2  Performance of Obligations.....................  8
     4.3  Opinion of Counsel.............................  9
     4.4  No Litigation or Legislation...................  9
     4.5  HSR Act........................................  9
     4.6  Clal Industries Ltd. Letter....................  9
     4.7  Purchase Price and Other Closing Deliveries....  9

SECTION 5.  Conditions to the Purchaser's Obligations....  9
     5.1  Representations and Warranties.................  9
     5.2  Performance of Obligations..................... 10
     5.3  Opinion of Counsel............................. 10
     5.4  No Litigation or Legislation................... 10
     5.5  HSR Act........................................ 10
     5.6  FDA Acknowledgement............................ 10
     5.7  No Material Adverse Change..................... 10
     5.8  ISRA........................................... 11
     5.9  Conduct of Business Prior to Closing........... 11
     5.10 Closing Deliveries............................. 11

SECTION 6.  Covenants of the Parties..................... 11
     6.1  Hart-Scott-Rodino Notification................. 11
     6.2  Confidentiality................................ 12
     6.3  Publicity...................................... 12
     6.4  Further Assurances............................. 13

SECTION 7.  Covenants of the Company..................... 13
     7.1  Exchange Act Filings........................... 13
     7.2  Board Representation........................... 13
     7.3  Appointment of Employee........................ 15
     7.4  Furman Selz Fee................................ 16
     7.5  Environmental Matters.......................... 16
     7.6  Notice of Certain Events....................... 16
     7.7  Additional Warrant............................. 16
     7.8  Quad Pharmaceuticals, Inc...................... 17
     7.9  Other Agreements............................... 17

SECTION 8.  Covenants of the Purchaser................... 17
     8.1  Fine-Tech Agreement............................ 17
     8.2  Other Agreements............................... 18

SECTION 9.  Company's Participation in Purchaser's
            Opportunities................................ 18
     9.1  Company's Right of Participation............... 18
     9.2  Pharmaceutical Opportunities................... 19
     9.3  Tag Along...................................... 20
     9.4  Purchaser's Financing of Co-Investments........ 20

SECTION 10.  Third Party Transactions.................... 20
     10.1 Right of First Refusal......................... 20
     10.2 Purchaser's Voting Obligations................. 22

SECTION 11.  Acquisitions and Dispositions of Securities. 23
     11.1 Limitations on Dispositions of Securities...... 23
     11.2 Limitations on Acquisitions of the Company's
          Securities..................................... 24
     11.3 Public Offerings............................... 25
     11.4 Standstill..................................... 25

SECTION 12.  Exchanges; Lost, Stolen or Mutilated
             Certificates................................ 26

SECTION 13.  Survival of Representations, Warranties
             and Agreements.............................. 26

SECTION 14.  Disclosure of Documents..................... 27

SECTION 15.  Indemnification............................. 27
     15.1 Indemnitors; Indemnified Persons............... 27
     15.2 Company Indemnity.............................. 27
     15.3 Purchaser Indemnity............................ 28
     15.4 Defense........................................ 29

SECTION 16.  Miscellaneous............................... 30
     16.1 Expenses....................................... 30
     16.2 Assignment..................................... 30
     16.3 Entire Agreement............................... 30
     16.4 Notices........................................ 30
     16.5 Amendments; Waiver............................. 31
     16.6 Counterparts................................... 31
     16.7 Headings....................................... 31
     16.8 Governing Law.................................. 31
     16.9 Severability................................... 31
     16.10 Consent to Jurisdiction....................... 31
     16.11 Termination................................... 32

          STOCK PURCHASE AGREEMENT, dated March 25, 1995, between PHARMACEUTICAL RESOURCES, INC., a New Jersey corporation (the "Company"), and CLAL PHARMACEUTICAL INDUSTRIES LTD., a corporation formed under the laws of the State of Israel (the "Purchaser").

          WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase, a total of 2,027,272 shares (the "Shares") of its common stock, par value $.01 per share ("Common Stock");

          WHEREAS, the Company and the Purchaser, incident to the purchase of the Shares, desire to form a pharmaceutical alliance for the development of new drugs and generic drugs through the formation of a joint venture as more fully described herein;

          WHEREAS, the Company desires to participate or invest in certain pharmaceutical opportunities in which the Purchaser has or proposes to have an investment as more fully described herein; and

          WHEREAS, the Company and the Purchaser desire to set forth their mutual agreements with respect to the sale and purchase of the Shares and as to such other matters as set forth herein.

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth herein, the parties hereto agree as follows:

          SECTION 1.  Closing Transactions.
                      --------------------

          1.1  Purchase and Sale of Shares.  At the Closing (as defined in
               ---------------------------
Section 1.2 hereof), the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, upon the terms and subject to the conditions hereinafter set forth, the Shares, for an aggregate cash purchase price of $20,000,000.

          1.2  The Closing.  The closing of the transactions contemplated by
               -----------
this Agreement (the "Closing") shall take place at the offices of Hertzog, Calamari & Gleason, 100 Park Avenue, New York, New York, at 10:00 A.M. on April 26, 1995, or such later date on which the conditions set forth in Sections 4 and 5 hereof shall have been satisfied or waived (the "Closing Date"); provided,
                                                                   --------
however, that the Closing, in no event, shall occur later than June 1, 1995.
- - - - -------

          1.3  Closing Transactions.  (a) At the Closing, the Company shall
               --------------------
deliver to the Purchaser:

          (i) a stock certificate representing the Shares, registered in the name of the Purchaser on the Com-pany's books and containing no legends other than as set forth in Section 11.1(d) below or as required under the Company's shareholder rights plan;

         (ii) a warrant to acquire such number of shares of Common Stock as would result in the Purchaser, after giving effect to the exercise, in full, of such warrant and the purchase of the Shares, holding 19.99% of the Common Stock issued and outstanding immediately prior to the issuance of such warrant (the "Warrant Shares"), duly executed by the Company, substantially in the form annexed hereto as Exhibit A (the "Warrant");

        (iii) a registration rights agreement, duly executed by the Company, substantially in the form annexed hereto as Exhibit B (the "Registration Rights Agreement");

         (iv) a joint venture agreement substantially in accordance with the terms and conditions set forth in the term sheet annexed hereto as Exhibit C, duly executed by the Company or a wholly-owned subsidiary of the Company (the "Joint Venture Agreement");

          (v) the certificates of officers of the Company referred to in Sections 5.1, 5.2 and 5.9 hereof; and

         (vi) an opinion of counsel referred to in Section 5.3 hereof.

          (b) At the Closing, the Purchaser shall deliver to the Company:

          (i) the purchase price of $20,000,000, in the form of a wire transfer of immediately available funds to an account designated by the Company at least five days prior to the Closing Date;

         (ii) the Registration Rights Agreement, duly executed by the Purchaser;

        (iii) the Joint Venture Agreement, duly executed by the Purchaser or a wholly-owned subsidiary of the Purchaser;

         (iv) the certificates of officers of the Company referred to in Sections 4.1 and 4.2 hereof;

          (v) the opinions of counsel referred to in Section 4.3 hereof; and

         (vi) the letter agreement addressed to the Company referred to in
     Section 4.6 hereof.

          SECTION 2.  Representations and Warranties of the Company.  The
                      ---------------------------------------------
Company hereby represents and warrants to the Purchaser as follows:

               2.1  Organization.  The Company is a corporation duly organized,
                    ------------
     validly existing and in good standing under the laws of the State of New Jersey. The Company has all necessary corporate power and authority to own or lease its properties and to conduct its business as now being conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the property owned, leased or operated by it, or the nature of the business conducted by it, requires such qualification under applicable law, except where the failure to be so qualified would not be materially adverse to the Company or the Company's business.

               2.2  Authorization; No Conflicts.  The execution, delivery and
                    ---------------------------
     performance by the Company of this Agreement, the other agreements referred to herein and the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action by the Company. This Agreement constitutes, and each other agreement referred to herein, upon execution and delivery, will constitute, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

               2.3  Noncontravention.  Neither the execution, delivery and
                    ----------------
     performance of this Agreement and the other agreements referred to herein nor the consummation of the transactions contemplated hereby or thereby will violate or be in conflict with any provision of the certificate of incorporation or by-laws of the Company, or violate or be in conflict with or require any consent under any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which the Company is a party, or violate or be in conflict with any law, judgment, decree, order, regulation or ordinance by which the Company is bound or affected, or result in the creation or imposition of any liens, charges or encumbrances in favor of any third party upon any property or assets of the Company.

               2.4  Authorization of Shares.  All corporate action necessary for
                    -----------------------
     the issuance, sale and delivery of the Shares has been taken by the Company, and, when issued and delivered, the Shares will be validly issued, fully paid and nonassessable, free and clear of any and all liens, pledges, claims or other encumbrances ("Liens"). The Warrant Shares and, subject to the approval by the requisite number of the Company's shareholders of the Proposal (as defined in Section 7.7(b) hereof), the Additional Warrant Shares (as defined in
     Section 7.7(a) hereof) have been duly and validly authorized for issuance and, when issued upon payment in full of the exercise price for such Shares pursuant to the Warrant and the Additional Warrant (as defined in Section 7.7(a) hereof), will be validly issued, fully paid and nonassessable, free and clear of any and all Liens.

               2.5  Capitalization.  The authorized capital stock of the Company
                    --------------
     consists of 60,000,000 shares of Common Stock, of which 14,711,858 are issued and outstanding as of the date hereof and 6,000,000 shares of preferred stock, par value $.0001 per share, of which 997,252 shares of Series A Convertible Preferred Stock (the "Preferred Stock") are issued and are outstanding as of the date hereof. All outstanding shares of Common Stock and Preferred Stock have been duly and validly issued and are fully paid and nonassessable. There are no outstanding options, warrants, or rights to subscribe for, or to purchase, or commitments to issue, any shares of capital stock of the Company, except as set forth in Schedule 2.5 hereto.

               2.6  Reports Under Exchange Act.  During the period that the
                    --------------------------
     Company has been subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), the Company has filed with the Securities and Exchange Commission (the "SEC") all reports required to be filed by the Company pursuant to the Exchange Act. The Common Stock is registered under Section 12(b) of the Exchange Act.

               2.7  No Brokers or Finders.  No person, firm or corporation has
                    ---------------------
     or will have, as a result of any act or omission by the Company, any right, interest or valid claim against the Purchaser for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.

               2.8  Governmental Authorizations; Third Party Consents.  No
                    -------------------------------------------------
     approval, consent, authorization or other action by, or notice to or filing with, any governmental authority or any other entity, and no lapse of a waiting period, is necessary or required in connection with the execution, delivery or performance by the Company, or enforcement against the Company, of this Agreement, the other agreements referred to herein or the transactions contemplated hereby or thereby, except for (i) such filings or approvals required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder (the "HSR Act"), (ii) such filings or approvals required to be obtained in connection with the formation and operation of the Joint Venture, (iii) the approval of the Proposal by the requisite number of the Company's shareholders and (iv) such filings or approvals required to list the Shares, Warrant Shares and Additional Warrant Shares with the New York Stock Exchange and the Pacific Stock Exchange.

               2.9  Disclosure.  No statement of the Company contained in any
                    ----------
     document, certificate or other writing furnished to the Purchaser in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make any of the statements made therein, in light of the circumstances in which they were made, not misleading. No representation or warranty is made herein with respect to any business or financial projections of the Company furnished to the Purchaser or with respect to the business plan of the Joint Venture (as defined in the Joint Venture Agreement). No business or financial projections are contained in any report of the Company filed with the SEC since April 1, 1991.

               2.10  Financial Statements.  The audited financial statements of
                     --------------------
     the Company included in the Company's Annual Report on Form 10-K as of and for the fiscal year ended October 1, 1994 (the "Audited Statements"), and the unaudited financial statements of the Company included in the Company's Quarterly Report on Form 10-Q as of and for the quarter ending December 31, 1994 (the "Unaudited Statements"), were prepared in accordance with generally accepted accounting principles, consistently applied, except (a) as disclosed in the footnotes thereof, (b) for adjustments related to Statement of Financial Accounting Standards No. 109 and (c) in the case of the Unaudited Statements, for audit adjustments and the absence of notes. The Audited Statements and the Unaudited Statements fairly present, in all material respects, the consolidated financial condition and the consolidated results of operations of the Company as of and for the periods indicated.

               2.11  Absence of Material Changes.  Since October 1, 1994, the
                     ---------------------------
     business of the Company and its consolidated subsidiaries has been operated in the ordinary course and substantially consistent with past practice, and there has been no material adverse change in the condition (financial or otherwise) or operations of the Company or its subsidiaries, considered as a whole.

               2.12  Net Operating Losses.  There has been no "ownership change"
                     --------------------
     within the meaning of Section 382(g) of the Internal Revenue Code of 1986, as amended, affecting the Company's ability to use the net operating loss carryforwards described in the notes to the Audited Statements (the "NOLs"), and the purchase of the Shares at the Closing and the exercise of the Warrant or the Additional Warrant, assuming they were issued and exercised at the Closing, will not cause such "ownership change" or any limitation on the NOLs.

               2.13  Rights Agreement.  The Company and the Midlantic Bank, NA,
                     ----------------
     have each executed and delivered an amendment to the Rights Agreement, dated August 6, 1991, between them exempting from operation under the Rights Agreement acquisitions of and tender offers for shares of Common Stock permitted under this Agreement. Such amendment is in full force and effect and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

               SECTION 3.  Representations and Warranties of the Purchaser.  The
                           -----------------------------------------------
     Purchaser represents and warrants to the Company as follows:

               3.1  Organization.  The Purchaser is a corporation duly organized
                    ------------
     and validly existing and in good standing under the laws of the State of Israel. The Purchaser has all necessary corporate power and authority to own or lease its properties and to conduct its business as now being conducted. The Purchaser is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the property owned, leased or operated by it, or the nature of the business conducted by it, requires such qualification under applicable law, except where the failure to be so qualified would not be materially adverse to the Purchaser or the Purchaser's business.

               3.2  Authorization; No Conflicts.  The execution, delivery and
                    ---------------------------
     performance by the Purchaser of this Agreement, the other agreements referred to herein and the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action by the Purchaser. This Agreement constitutes, and each other agreement referred to herein, upon execution and delivery, will constitute, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

               3.3  Noncontravention.  Neither the execution, delivery and
                    ----------------
     performance of this Agreement and the other agreements referred to herein nor the consummation of the transactions contemplated hereby or thereby will violate or be in conflict with any provision of the certificate of incorporation or articles of organization and by-laws of the Purchaser, or violate, be in conflict with or require any consent under any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which the Purchaser is a party, or violate or be in conflict with any law, judgment, decree, order, regulation or ordinance by which the Purchaser is bound or affected, or result in the creation or imposition of any liens, charges or encumbrances in favor of any third party upon any property or assets of the Purchaser.

               3.4  No Brokers or Finders.  No person, firm or corporation has
                    ---------------------
     or will have, as a result of any act or omission by the Purchaser, any right, interest or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.

               3.5  Governmental Authorizations; Third Party Consents.  No
                    -------------------------------------------------
     approval, consent, authorization or other action by, or notice to or filing with, any governmental authority or any other entity, and no lapse of a waiting period, is necessary or required in connection with the execution, delivery or performance by the Purchaser, or enforcement against the Purchaser, of this Agreement, the other agreements referred to herein or the transactions contemplated hereby or thereby, except for such filings or approvals required (a) pursuant to the HSR Act, (b) to be obtained in connection with the formation and operation of the Joint Venture and (c) to be obtained from the Bank of Israel authorizing the exchange of New Israeli Shekels for United States Dollars and the transfer of such funds for investment in the United States.

               3.6  Investment Representations.  (a) The Purchaser is acquiring
                    --------------------------
     the Shares, and, upon exercise of the Warrant and the Additional Warrant, will be acquiring the Warrant Shares and Additional Warrant Shares, for its own account, for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 (the "Securities Act"). The Purchaser is an "accredited investor" (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act).

               (b) The Purchaser understands that (i) the Shares have not been registered, and the Warrant Shares and Additional Warrant Shares, when issued, will not be registered, under the Securities Act or applicable state securities laws, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws and (ii) the Shares, Warrant Shares and Additional Warrant Shares must be held by the Purchaser indefinitely unless a subsequent disposition thereof is registered under the Securities Act or applicable state securities laws or is exempt from such registration.

               (c) No oral representations have been made or furnished to, or relied on by, the Purchaser or its representatives in connection with an investment in the Shares. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of this investment.

               3.7  Disclosure.  No statement of the Purchaser contained in any
                    ----------
     document, certificate or other writing furnished to the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make any of the statements made therein, in light of the circumstances in which they were made, not misleading. No representation or warranty is made herein with respect to any business or financial projections furnished by the Purchaser to the Company or with respect to the business plan of the Joint Venture.

               SECTION 4.  Conditions to the Company's Obligations.
                           ---------------------------------------

               The obligations of the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction, or waiver by the Company, at or prior to the Closing, of all the following conditions:

               4.1  Representations and Warranties.  The representations and
                    ------------------------------
     warranties of the Purchaser set forth in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date (with the same effect as though such representations and warranties had been made on and as of such Date), and the President of the Purchaser shall have certified to such effect to the Company in writing.

               4.2  Performance of Obligations.  The Purchaser shall have
                    --------------------------
     performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date, and the President of the Purchaser shall have certified to such effect to the Company in writing.

               4.3  Opinion of Counsel.  The Company shall have received from
                    ------------------
     Ken Lalo, in-house counsel to the Purchaser, and Proskauer Rose Goetz & Mendelsohn LLP, counsel for the Purchaser, opinions addressed to the Company, dated the Closing Date, in form and substance satisfactory to the Company.

               4.4  No Litigation or Legislation.  No Federal, state, local or
                    ----------------------------
     foreign statute, rule or regulation shall have been enacted after the date hereof, and no litigation, proceeding, government inquiry or investigation shall be pending, which prohibits or seeks to prohibit or materially restricts the consummation of the transactions contemplated by this Agreement or the other agreements specified herein, or materially restricts or impairs the ability of the Purchaser to own an equity interest in the Company.

               4.5  HSR Act.  All applicable waiting periods under the HSR Act
                    -------
     shall have expired or been terminated with respect to the transactions contemplated by this Agreement and by the Joint Venture Agreement.

               4.6  Clal Industries Ltd. Letter.  Clal Industries Ltd. ("CIL")
                    ---------------------------
     shall have delivered a letter to the Company, in form and substance reasonably satisfactory to the Company, pursuant to which CIL, together with its wholly-owned subsidiaries, agree to be bound by the covenants contained in Sections 6.2, 6.3, 8.1(b), 9.1, 9.2, 9.3, 11.1, 11.2 and 11.4
     hereof as if they were named as the Purchaser herein.

               4.7  Purchase Price and Other Closing Deliveries.  The Purchaser
                    -------------------------------------------
     shall have paid the purchase price and delivered the other agreements, instruments and certificates specified in Section 1.3(b) of this Agreement.

               SECTION 5.  Conditions to the Purchaser's Obligations.
                           -----------------------------------------

               The obligations of the Purchaser to consummate the transactions contemplated hereby shall be subject to the satisfaction, or waiver by the Purchaser, at or prior to the Closing, of all the following conditions:

               5.1  Representations and Warranties.  The representations and
                    ------------------------------
     warranties of the Company set forth in this

     Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date (with the same effect as though such representations and warranties had been made on and as of such
     Date), and the President of the Company shall have certified to such effect to the Purchaser in writing.

               5.2  Performance of Obligations.  The Company shall have
                    --------------------------
     performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date, and the President of the Company shall have certified to such effect to the Purchaser in writing.

               5.3  Opinion of Counsel.  The Purchaser shall have received from
                    ------------------
     Hertzog, Calamari & Gleason, counsel for the Company, an opinion addressed to the Purchaser, dated the Closing Date, in form and substance satisfactory to the Purchaser.

               5.4  No Litigation or Legislation.  No Federal, state, local or
                    ----------------------------
     foreign statute, rule or regulation shall have been enacted after the date hereof, and no litigation, proceeding, government inquiry or investigation shall be pending, which prohibits or seeks to prohibit or materially restricts the consummation of the transactions contemplated by this Agreement or the other agreements specified herein, or materially restricts or impairs the ability of the Purchaser to own an equity interest in the Company.

               5.5  HSR Act.  All applicable waiting periods under the HSR Act
                    -------
     shall have expired or been terminated with respect to the transactions contemplated by this Agreement and by the Joint Venture Agreement.

               5.6  FDA Acknowledgement.  The Purchaser shall have received
                    -------------------
     written acknowledgement or confirmation from the United States Food and Drug Administration (the "FDA") that Par Pharmaceutical, Inc. ("Par"), a wholly-owned subsidiary of the Company, will no longer be under any impediment from submitting and receiving approval for New Drug Applications and Abbreviated New Drug Applications for drug and generic drug products.

               5.7  No Material Adverse Change.  There shall not have been a
                    --------------------------
     material adverse change in the condition (financial or otherwise) or operations of the Company or its subsidiaries, considered as a whole, since the date of this Agreement.

               5.8  ISRA.  The Company shall have delivered to the Purchaser
                    ----
     evidence of the Company's having obtained an ISRA Clearance (as defined in Section 7.5 hereof).

               5.9  Conduct of Business Prior to Closing.  From and after the
                    ------------------------------------
     date hereof to the Closing Date, neither the Company nor its subsidiaries
     (a) shall have conducted their respective businesses other than in the ordinary course, except as contemplated by this Agreement; (b) shall have amended its charter or by-laws; (c) shall have sold, mortgaged, pledged or otherwise disposed of any material assets or properties owned or used in the operation of their respective businesses, except for the sale of inventory and disposition of obsolete equipment in the ordinary course of business; (d) shall have dissolved or merged or consolidated with, or agreed to dissolve or merge or consolidate with, or purchased or agreed to purchase all or substantially all of the assets of, or otherwise acquire, any other business entity; or (e) shall have authorized for issuance, issued or sold any additional shares of its capital stock or any securities or obligations convertible into shares of its capital stock or issued or granted any option, warrant or other right to purchase any shares of its capital stock, except for the (i) issuance or granting of capital stock, options, warrants or rights under the Company's existing stock option or stock purchase plans listed on Schedule 2.5 and (ii) the issuance or sale of capital stock pursuant to the exercise or conversion of convertible securities, options or rights outstanding on the date hereof or pursuant to the exercise of any options, warrants or rights granted after the date hereof under the Company's stock option or stock purchase plans listed on
     Schedule 2.5. The President of the Company shall have certified in writing to the Purchaser at the Closing that the conditions set forth in this
     Section 5.9 have been satisfied.

               5.10  Closing Deliveries.  The Company shall have delivered the
                     ------------------
     agreements, instruments and certificates specified in Section 1.3(a) of this Agreement.

               SECTION 6.  Covenants of the Parties.
                           ------------------------

               The Company and the Purchaser hereby agree as follows:

               6.1  Hart-Scott-Rodino Notification.  As soon as practicable
                    ------------------------------
     after the execution of this Agreement, the Company and the Purchaser will each file, or cause to be filed, with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice, pursuant to the HSR Act, the notifications and documentary materials required in connection with the transactions contemplated by this Agreement and by the Joint Venture Agreement. Thereafter, the Company and the Purchaser will promptly file any additional information requested as soon as practicable after receipt of a request for additional information and will use reasonable efforts to obtain early termination of the applicable waiting period under the HSR Act. The Company and the Purchaser will coordinate and cooperate with each other in exchanging such information and providing such reasonable assistance as may be requested in connection with such filings.

               6.2  Confidentiality.  All information to which access is given
                    ---------------
     or furnished by one party to another in connection with this Agreement, the other agreements referred to herein and the transactions contemplated hereby and thereby will be kept confidential by each such party and will be used only in connection with this Agreement, such other agreements and the transactions contemplated hereby and thereby; provided, however, that the
                                                   --------  -------
     foregoing shall not apply to any information that (a) shall be publicly available as of the date hereof, (b) shall become publicly available other than as a result of prohibited disclosure by such party, (c) shall be disclosed to such party by any person or entity that is not known to such party to be subject to any confidentiality restrictions imposed by the other party or (d) shall be required to be disclosed by law, the applicable rules of any stock exchange or by order of any court of competent jurisdiction. This covenant shall survive the Closing or any termination of this Agreement. Without limiting the foregoing, the Purchaser shall not disclose and shall use reasonable efforts to cause its Affiliates (as defined in Section 8.1(b) hereof) to not disclose any such confidential information to any person or entity that is not an Affiliate or a director or officer of such Affiliate.

               6.3  Publicity.  The Company and the Purchaser shall consult with
                    ---------
     each other, to the extent practicable, as to the form and substance of any press releases and other third party communications or disclosures relating to this Agreement, the other agreements referred to herein or any of the transactions contemplated hereby or thereby. No party shall be prohibited from issuing or filing any press release or other third party communication or disclosure which, upon advice of its legal counsel, shall be deemed necessary or required under applicable law or the applicable rules of any stock exchange, provided that such party shall have first consulted with the other party as to the form and content of such disclosure. This covenant shall survive the Closing or any termination of this Agreement.

               6.4  Further Assurances.  Upon reasonable request of a party and
                    ------------------
     without further consideration, the other party, whether prior to or after the Closing, shall execute, acknowledge and deliver all such other instruments and documents, and shall take all such other actions, as may be reasonably requested for the purpose of effecting and evidencing the consummation of the transactions contemplated under this Agreement and the other agreements referred to herein.

               SECTION 7.  Covenants of the Company.
                           ------------------------

               The Company hereby covenants as follows:

               7.1  Exchange Act Filings.  The Company shall use its best
                    --------------------
     efforts to file in a timely manner all reports required to be filed by it with the SEC under the Exchange Act, and, promptly upon filing, deliver copies of such reports to the Purchaser.

               7.2  Board Representation.  (a) Subject to the conditions set
                    --------------------
     forth herein, the Company shall nominate, and use its best efforts to cause the election of, certain persons designated by the Purchaser after the Closing to serve as directors on the Board of Directors of the Company such that:

          (i) one-seventh of the members of the Board shall be comprised of the Purchaser's representatives at all times during which Purchaser shall own at least 8% of the outstanding shares of Common Stock; and

          (ii) two-sevenths of the members of the Board shall be comprised of the Purchaser's representatives at all times during which the Purchaser shall own at least 14% (subject to Section 7.7(b) hereof) of the outstanding shares of Common Stock.

Notwithstanding anything to the contrary contained herein, each representative designated by the Purchaser shall be nominated to serve on the Board of Directors unless such representative shall not be satisfactory to the Company for good faith reasons.

          (b) The representatives designated by Purchaser hereunder shall be nominated by the Company to serve on its Board of Directors as soon as practicable after such designation. If there shall be no vacancies on such Board at the time of the Purchaser's designation, the Company shall nominate such representatives for election at the next meeting of the Company's stockholders held for the election of directors. Any director designated by the Purchaser shall serve subject to the terms of the Company's Certificate of Incorporation and By-laws and subject to the provisions of applicable law.

          (c) In addition to the foregoing, the Company shall appoint one of the directors designated by the Purchaser as a member of the compensation and stock option committee, the audit committee and the strategic planning committee of the Company.

          (d) At such time as the Purchaser shall own less than 8% of the issued and outstanding shares of Common Stock, the Purchaser shall obtain the resignation from the Board of each director designated by the Purchaser who shall be serving on the Board at such time. At such time as the Purchaser shall own less than 14% but more than 8% of the issued and outstanding shares of Common Stock and if the Purchaser has designated representatives then constituting two-sevenths of the members of the Board, the Purchaser shall obtain the resignation from the member of the Board designated by the Purchaser comprising one-seventh of the members of the Board.

          (e) If the Purchaser shall be entitled to have one or more representatives serve as members of the Board pursuant to Section 7.2(a) above and either (1) such representatives shall not have yet been elected to the Board or (2) the Purchaser shall notify the Company that the provisions of this
Section 7.2(e) shall apply instead of Sections 7.2(a)-(c) hereof, then:

          (i) the Company shall give to the Purchaser notice of each meeting of the Board or committee thereof at the same time and in the same manner as notice shall be given to the directors or committee members;

         (ii) a designee of the Purchaser shall be entitled to attend in person or by telephone, as an observer, all meetings held in person and to participate in all telephone meetings of the Board or any committee thereof solely for the purpose of allowing the Purchaser to have current information with respect to the affairs of the Company;

        (iii) the Company shall provide to the Purchaser in connection with each meeting that its designee shall be entitled to attend, whether or not present at such meeting, copies of all notices, minutes, consents and all other materials or information that the Company provides to the directors of the Company or committee members with respect to such meeting, at the same time such materials and information shall be given to the directors of the Company or committee members (except that materials and information provided to directors of the Company or committee members at meetings of the Board at which a designee of the Purchaser shall not be present shall be provided to the Purchaser promptly after the meeting);

         (iv) if the Board or any committee thereof shall propose to take any action by written consent in lieu of a meeting, then the Company shall give written notice thereof to the Purchaser prior to the effective date of such consent describing in reasonably detail the nature and substance of such action;

          (v) such observer shall be bound by the confidentiality provisions set forth in Section 6.2 hereof, but such provisions shall not prohibit or restrict such observer from disclosing or providing any information of any kind whatsoever to the Purchaser; and

         (vi) such observer and the Purchaser shall be subject to the Company's standard policy on insider trading as applicable to members of the Board.

          (f) The Company shall promptly reimburse the directors or observers designated by the Purchaser for costs and expenses incurred by them in attending meetings of the Board or any committee meeting thereof. No director or observer designated by the Purchaser shall be entitled to receive director's fees or other compensation paid by the Company to its directors who are not employees of the Company.

          7.3  Appointment of Employee.  Subject to the conditions set forth
               -----------------------
herein, the Company, as soon as reasonably practicable after the Closing, shall employ a person designated by the Purchaser and reasonably satisfactory to the Company as a senior member of management of the Company involved in all aspects of the Company's business. Such employee shall report directly to the Company's chief executive officer. The Company shall not be required to employ such employee as the chief executive officer, chief financial officer, secretary or general counsel of the Company. The position of employment, authority and responsibility of such employee shall be determined by the Company, in its reasonable discretion; provided, however, that such employee's responsibilities
                       --------  -------
and authority shall not be limited to the Joint Venture. The compensation and other terms and conditions of employment of such employee shall be determined by the Company, in its reasonable discretion, and shall be comparable to other senior members of the Company's management. Notwithstanding any other terms of such employee's employment with the Company, the Company shall not be required to employ such employee unless, at the time, the Purchaser shall own at least 10% of the issued and outstanding shares of Common Stock.

          7.4  Furman Selz Fee.  The Company shall pay, when and if due, such
               ---------------
fee, if any, as may be payable by the Company to Furman Selz Incorporated.

          7.5  Environmental Matters.  For each parcel of real property which is
               ---------------------
owned, operated, leased or used by the Company in the State of New Jersey, the Company will comply with the obligations imposed by the New Jersey Industrial Site Recovery Act and the regulations, if any, promulgated thereunder, at or prior to the Closing by either (a) securing any of the following: (i) a letter of non-applicability from the New Jersey Department of Environmental Protection ("NJDEP"); (ii) approval by NJDEP of a negative declaration submitted by the Company; (iii) a no further action letter from NJDEP; (iv) a letter of authorization for the transfer of ownership form NJDEP; or (v) securing approval from NJDEP of a remediation agreement; or (b) filing a De Minimis Quantity
                                                       -- -------
Exemption Affidavit with NJDEP (any of the items listed in (a) and (b) above being an "ISRA Clearance").

          7.6  Notice of Certain Events.  During the period after the date of
               ------------------------
this Agreement and before the Closing, the Company shall promptly give the Purchaser notice of the occurrence of any event or action described in Section
5.9 hereof.

          7.7  Additional Warrant.  (a) Subject to the approval of the requisite
               -------------------
number of the Company's shareholders at the next annual meeting of the Company's shareholders (the "Annual Meeting"), the Company shall promptly deliver to the Purchaser a warrant to acquire such number of shares of Common Stock (the "Additional Warrant Shares") as would result in the Purchaser, after giving effect to the exercise in full of such warrant and the Warrant together with all shares of Common Stock then owned by the Purchaser, holding 19.99% of the shares of Common Stock issued and outstanding as of the date of issuance of such warrant (including, for this purpose, the Warrant Shares and the Additional Shares). Such warrant (the "Additional Warrant") shall be issued substantially in the form of the Warrant. The Additional Warrant shall have an exercise price of $11.00 per share up to the first anniversary of the Closing Date and $12.00 per share thereafter until the third anniversary of the Closing Date.

          (b) The Company shall include in its proxy statement for the Annual Meeting, and shall recommend the approval of, a proposal to grant the Additional Warrant to the Purchaser (the "Proposal"). The Purchaser shall vote all shares of Common Stock in favor of the Proposal. If the requisite number of shareholders of the Company shall approve the Proposal, then (i) the exercise price of the Warrant shall be automatically increased to $11.00 per share up to the first anniversary of the Closing Date and $12.00 per share thereafter until the third anniversary of the Closing Date and (ii) all references to "14%" in this Agreement shall be automatically amended and replaced with "16%".

          (c) The Company shall give the Purchaser written notice not less than 10 days prior to the filing with the SEC of the preliminary proxy statement for the Annual Meeting to allow the Purchaser to designate a director for inclusion in such proxy statement, subject to Section 7.2 hereof. The Company shall have no obligation to include such designee in the proxy statement unless the Company receives written notice from the Purchaser not later than 5 days after the Company's notice to the Purchaser.

          7.8  Quad Pharmaceuticals, Inc.  The Company and its subsidiaries
               --------------------------
shall not effect any dissolution or liquidation of Quad Pharmaceuticals, Inc. ("Quad"), or a merger of Quad with or into the Company or its subsidiaries, for a period of 5 years after the Closing without the written consent of the Purchaser.

          7.9  Other Agreements.  At the Closing, upon satisfaction of the
               ----------------
conditions set forth in Section 4 hereof, the Company shall execute and deliver the agreements, instruments and certificates specified in Section 1.3(a) of this Agreement.

          SECTION 8.  Covenants of the Purchaser.
                      --------------------------

          The Purchaser hereby covenants as follows:

          8.1  Fine-Tech Agreement.  (a)  The Purchaser shall use its reasonable
               -------------------
efforts to cause Fine-Tech Ltd. ("Fine-Tech"), an Israeli company, to agree, no later than 60 days after the Closing Date, to issue ordinary shares, par value NIS 1 per share, of Fine-Tech to the Company which, at the time of issuance, shall represent 10% of the issued and outstanding capital stock of Fine-Tech (the "Fine-Tech Shares"), against payment of $1,000,000 by the

Company to Fine-Tech. The agreement between Fine-Tech and the Company relating to the purchase of the Fine-Tech Shares shall contain such reasonable terms and conditions as shall be satisfactory to the Company and Fine-Tech, including, without limitation, the following:

          (i) the Company shall have exclusive rights in North America, Central America, South America and the Caribbean (the "Americas") to (a) purchase bulk raw materials or compounds developed by Fine-Tech which are not commonly marketed or otherwise being sold in the Americas and (b) manufacture and market pharmaceutical products therefrom; and

         (ii) the Company shall have the right to nominate one member to the Board of Directors of Fine-Tech.

The Purchaser shall use its reasonable efforts to cause Fine-Tech to comply with the agreements between Fine-Tech and the Company, and shall provide reasonable assistance to the Company with respect to the enforcement of the Company's rights with respect to its agreements with Fine-Tech.

          (b) The Purchaser shall not, and shall cause its Affiliates (as hereinafter defined) not to, sell all or any portion of the ordinary shares of Fine-Tech owned by the Purchaser or such Affiliates unless the Company shall be permitted to sell a proportionate amount of the Fine-Tech Shares for the same type of consideration and otherwise on the same terms and conditions obtained by the Purchaser or such Affiliates. The Purchaser shall give the Company notice of any sale subject to this Section 8.1(b) at least 15 days before such sale, and the Company, if it shall elect to participate in such sale, shall give the Purchaser notice to such effect within 10 days after the Company's receipt of the Purchaser's notice. For the purposes of this Agreement, "Affiliates" shall mean all wholly-owned subsidiaries of the Purchaser.

          8.2  Other Agreements.  At the Closing, upon satisfaction of the
               ----------------
conditions set forth in Section 5 hereof, the Purchaser shall pay the purchase price and deliver the other agreements, instruments and certificates specified in Section 1.3(b) of this Agreement.

          SECTION 9.  Company's Participation in Purchaser's Opportunities.
                      -----------------------------------------------------

          9.1  Company's Right of Participation.  From time to time, and at any
               --------------------------------
time, after the Closing, the Purchaser shall permit the Company directly or indirectly to acquire, at the same time and under the same terms and conditions as are applicable to the Purchaser, up to 20% of any interests or rights acquired by the Purchaser or any Affiliate in or with respect to any Pharmaceutical Opportunity (as hereinafter defined). The Purchaser shall give the Company at least 60 days prior written notice of any Pharmaceutical Opportunity to be acquired by the Purchaser, including a detailed description of the material terms and conditions for the acquisition thereof. The Purchaser shall use its best efforts (which shall not require the Purchaser to commence litigation or incur material expense) to allow the Company to invest directly in the Pharmaceutical Opportunity and to provide the Company with due diligence documents and access to other material information respecting the Pharmaceutical Opportunity. The Purchaser shall periodically notify the Company of material changes to the terms and conditions of the acquisition of and due diligence related to the Pharmaceutical Opportunity, but no such notice shall commence an additional 60-day notice period. If the Company shall elect to acquire an interest or right in such Pharmaceutical Opportunity pursuant to this Section 9.1, the Company shall notify the Purchaser of such election within 30 days after receipt of the Purchaser's first notice of each Pharmaceutical Opportunity; provided, that, the Company shall have five days after it shall
             --------  ----
receive notification of material changes to the terms and conditions of the acquisition or the related due diligence to notify the Purchaser of its intent to complete its acquisition of the Pharmaceutical Opportunity.

          9.2  Pharmaceutical Opportunities.  For the purposes hereof, a
               ----------------------------
"Pharmaceutical Opportunity" shall mean and include any transaction, including any acquisition or licensing of any products or other assets, or any acquisition of any company or business, relating in any way to the development, manufacture, sale, distribution or marketing of nongeneric pharmaceutical products in the Company's line of business (determined based upon product and geographic factors) in which line the Company shall be actively engaged, or of generic drugs. Notwithstanding the foregoing but subject to the next sentence of this
Section 9.2, a Pharmaceutical Opportunity shall exclude (i) the acquisition of any company, assets or business that conducts its operations, markets its products and is located primarily in Israel or (ii) the acquisition of any license for the development, manufacture, sale, distribution or marketing of pharmaceutical products primarily in Israel (such excluded opportunities, "Israeli Opportunities"); provided, however, that, in each instance, no such
                          --------  -------
acquisition shall be excluded if such acquisition engages in the development, manufacture, sale, distribution or marketing of products competitive with those of the Joint Venture. The Purchaser shall notify the Company of Israeli

Opportunities and shall view favorably the Company's acquisition of up to 20% of the Israeli Opportunity.

          9.3  Tag Along.  In the event that the Company shall acquire any
               ---------
interest in any Pharmaceutical Opportunity pursuant to Section 9.1 hereof, the Company shall be entitled to participate in any sale or other disposition by the Purchaser or its Affiliates of any of their interests in such Pharmaceutical Opportunity by selling the same proportionate part of the Company's interest in such Pharmaceutical Opportunity, at the same price and on the same terms and conditions, as proposed to be sold by the Purchaser or such Affiliates. The Purchaser shall give the Company at least 30 days prior written notice of any proposed sale or other disposition, and the Company shall notify the Purchaser, within 10 days from the receipt of such notice, of the Company's election to participate in such sale or disposition pursuant to this Section 9.3.

          9.4  Purchaser's Financing of Co-Investments.  (a)  In the event that
               ---------------------------------------
the Company shall propose to fund its acquisition of interests or rights in any co-investment with the Purchaser including, without limitation, any Pharmaceutical Opportunity, through the issuance of its equity securities at any time during the period from the Closing Date until the fifth anniversary thereof, the Company shall give notice (the "Financing Notice") to the Purchaser, specifying the terms and conditions of such funding, including the type of securities to be issued, and the amount of consideration to be received, by the Company pursuant thereto. Subject to the conditions set forth herein, the Purchaser shall have the right, exercisable by giving written notice to the Company within 10 Israeli business days after receipt of the Financing Notice, to consummate the funding transaction described therein on the same terms and conditions as specified therein. In the event that the Purchaser shall fail to notify the Company, the Company shall be entitled to consummate the funding described in the Financing Notice on the terms and conditions specified therein.

          (b) The Purchaser shall be entitled to exercise its right under this
Section 9.4 only if, at the time of the Financing Notice, the Purchaser shall own shares of Common Stock at least equal to 8% of the issued and outstanding shares of Common Stock.

          SECTION 10.  Third Party Transactions.
                       ------------------------

          10.1 Right of First Refusal.  (a) Subject to the conditions set forth
               ----------------------
in this Section 10.1, the Company, during the period from the Closing Date until the fifth anniversary thereof, shall give the Purchaser notice (the "Transaction Notice") of the Company's intention to enter into or consummate a Third Party Transaction (as hereinafter defined), specifying the terms and conditions of such Third Party Transaction, including the type and amount of consideration to be received by the Company and/or its stockholders in such Transaction. Subject to the conditions set forth in this Section 10.1, the Purchaser shall have the right, exercisable by giving written notice to the Company within 60 days after receipt of the Transaction Notice, to consummate the transaction described in the Transaction Notice with the Company and/or its stockholders on substantially the same terms and conditions as specified in such Transaction Notice. As a condition to exercising its right in this Section 10.1, the Purchaser shall (i) deliver with its notice an opinion of Wertheim Schroder & Co. (or an investment bank of similar or greater standing and reputation which shall have significant operations in the United States) addressed to the Company's Board of Directors to the effect that the type and amount of consideration offered by the Purchaser in its notice is equivalent to the type and amount of the consideration being paid in the Third Party Transaction and (ii) demonstrate to the reasonable satisfaction of the Company that the Purchaser has the financial ability and resources to consummate the transaction contemplated in the Purchaser's notice. The cost of such opinion shall be paid equally by the Purchaser and the Company. In the event that the Purchaser shall not provide notice of its election to consummate such transaction within such 60-day period, the Company may consummate such Third Party Transaction on substantially the same terms and conditions as specified in the Transaction Notice at any time within 180 days after the expiration of such 60-day period. If the Company shall not consummate such Third Party Transaction within such period, the consummation of such Transaction or any other Third Party Transaction shall again be subject to the Purchaser's rights under this Section 10.1(a).

          (b) The closing of any transaction to be consummated with the Purchaser pursuant to this Section 10.1 shall take place at the offices of the Company or its counsel on a date designated by the Company and reasonably acceptable to the Purchaser, not later than 120 days after the Purchaser's receipt of the Transaction Notice.

          (c) A "Third Party Transaction", for the purposes hereof, shall mean any transaction with a third party pursuant to which the Company would (i) be involved in a merger or other business combination in which the Company's stockholders, as a result of such transaction, would cease to beneficially own at least 50% of the voting power of, or equity interests in, the resulting entity, (ii) sell an amount of its securities which, as a result of such transaction, would cause such third party to own, beneficially, 51% or more of the outstanding voting securities of the Company or
(iii) sell all or substantially all of its assets.

          (d) Notwithstanding anything to the contrary contained herein, the Purchaser shall only be entitled to exercise its right of first refusal pursuant to Section 10.1(a) hereof if, at the time of exercise of such right of first refusal, (i) the Purchaser shall not have previously sold, transferred or otherwise disposed of (in a transaction or series of transactions) more than the sum of 334,778 shares of Common Stock plus 2% of any additional shares of Common Stock issued after the date hereof and prior to the Closing and (ii) either (A) the Warrant or the Additional Warrant shall be outstanding or (B) the Purchaser shall own of record 14% (subject to Section 7.7(b) hereof) of the issued and outstanding shares of Common Stock.

          (e) If the Company shall consummate a Third Party Transaction as to which the Purchaser did not exercise, for any reason, the right of first refusal pursuant to Section 10.1(a) hereof, the Purchaser shall have no further rights under said Section 10.1(a) with respect to any future Third Party Transactions.

          10.2 Purchaser's Voting Obligations.  (a) The Purchaser shall, during
               ------------------------------
the period from the Closing Date until the date on which its rights shall terminate under Section 10.1 hereof, vote all shares of Common Stock owned or held by it in favor of a Third Party Transaction (other than a Third Party Transaction as to which the Purchaser shall have exercised its right under
Section 10.1 hereof) with respect to which a vote of the Company's stockholders shall be taken, and shall take such other actions (including, without limitation, surrendering its shares of Common Stock and the Warrant and the Additional Warrant, if issued) reasonably required or appropriate to facilitate the consummation of such Transaction.

          (b) Notwithstanding the foregoing, the Purchaser shall not be required to vote its shares of Common Stock in favor of, or take other actions to facilitate, such Third Party Transaction if (i) less than 75% of the members of the Company's Board of Directors (exclusive of those members appointed by the Purchaser pursuant to Section 7.2 hereof) shall have voted in favor of such Transaction or (ii) any member of the Board (other than any member appointed by the Purchaser pursuant to Section 7.2 hereof) shall have voted against such Transaction, regardless of how many directors voted in favor of such Transaction. Furthermore, in the event that the Purchaser shall notify the Company that, in the opinion of the Purchaser, the consummation of the Third Party Transaction would be detrimental to the Company and/or its stockholders, the Purchaser shall not be required to vote its shares of Common Stock in favor of, or take other actions to facilitate, such Third Party Transaction unless the Company, in response to the Purchaser's notice, shall have delivered, at the Company's cost, to the Purchaser a fairness opinion with respect to such Third Party Transaction from a nationally recognized investment banking firm selected by the Company.

          SECTION 11.  Acquisitions and Dispositions of Securities.
                       -------------------------------------------

          The Purchaser, for itself and each of its Affiliates, agrees as follows:

          11.1 Limitations on Dispositions of Securities.  (a) During the period
               -----------------------------------------
("Consent Period") commencing on the Closing Date and terminating six months after the date on which the Purchaser's rights shall terminate under Section
10.1 hereof, the Purchaser shall not sell, assign, pledge, transfer or otherwise dispose of (collectively, a "Transfer") any Securities (as hereinafter defined) without the written consent of the Company (which may be granted or withheld in its sole discretion) unless such Securities (i) shall be registered under the Securities Act and applicable state securities laws, (ii) shall be sold in brokers' transactions pursuant to Rule 144 promulgated under the Securities Act or (iii) shall be sold or transferred in connection with a Third Party Transaction or any other transaction that has been approved by a majority of the members of the Board (exclusive of those members appointed by the Purchaser pursuant to Section 7.2 hereof). For the purposes hereof, "Securities" shall mean and include the Shares, the Warrant Shares, the Additional Warrant Shares, if issued, any other shares of Common Stock, and any rights, options, warrants or other securities of the Company exercisable or exchangeable for, or convertible into, shares of Common Stock.

          (b) Except as permitted by Section 16.2 hereof, the Purchaser, during the Consent Period, shall not sell, transfer or otherwise dispose of any shares of Common Stock, constituting 3% or more of the issued and outstanding shares of Common Stock at the time of such sale, transfer or disposition to any one person or entity or group of related persons or entities in one transaction or series of related transactions, notwithstanding anything to the contrary contained herein.

          (c) At any time or from time to time subsequent to the Consent Period, the Purchaser shall not transfer any Securities unless such Transfer shall be in full compliance with all applicable provisions of the Securities Act and all applicable provisions of state securities laws.

          (d) Each certificate for the Shares, the Warrant Shares and the Additional Warrant Shares shall be endorsed with the following legend:

     "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF EFFECTIVE REGISTRATION STATEMENTS UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT THE TRANSFER IS EXEMPT FROM REGISTRATION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY ARE ALSO SUBJECT TO LIMITATIONS ON TRANSFER PURSUANT TO A STOCK PURCHASE AGREEMENT DATED MARCH 25, 1995, BETWEEN THE COMPANY AND THE HOLDER HEREOF (A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY)."

          11.2 Limitations on Acquisitions of the Company's Securities.  (a)
               -------------------------------------------------------
During the Consent Period, the Purchaser shall not purchase or otherwise acquire any additional Securities without the prior written consent of the Company (which may be granted or withheld in its sole discretion), except for (i) acquisitions of the Warrant Shares or the Additional Warrant Shares, (ii) acquisitions of Securities pursuant to subdivisions (b) and (c) of this Section 11.2, (iii) acquisitions of Securities pursuant to Sections 11.3 and 11.4(b) hereof and (iv) acquisitions of Securities pursuant to Section 9.4 hereof.

          (b) The Purchaser, at any time after the Closing Date, shall be entitled, upon at least 24 hours' prior written notice to the Company, to purchase or acquire, in open market transactions, such number of Securities as will cause the Purchaser to own up to 19.99% of the then issued and outstanding shares of the Common Stock (assuming, for this purpose, the exercise, exchange or conversion, as applicable, of such Securities into shares of Common Stock). Upon the acquisition of any such Securities by the Purchaser, the aggregate number of Warrant Shares and Additional Warrant Shares issuable upon exercise of the Warrant or the Additional Warrant shall, as of the date of such acquisition, be reduced, on a share for share basis, in an amount equal to the number of shares of Common Stock acquired by the Purchaser (including, for this purpose, shares of Common Stock issuable upon any exercise, exchange or conversion of the Securities), with any such reduction first being applied against the Warrant Shares and, thereafter, being applied against the Additional Warrant Shares; provided, that, prior to the issuance of the Additional Warrant,
                --------  ----
no such reduction shall occur unless the sum of the shares of Common Stock owned by the Purchaser plus the Warrant Shares equals 19.99% of the then issued and outstanding shares of Common Stock (assuming, for this purpose, exercise of the Warrant in full).

          (c) The Purchaser, subsequent to the third anniversary of the Closing Date, shall be entitled, upon at least 24 hours' prior written notice to the Company, to purchase or acquire, in open market transactions, such number of Securities as will cause the Purchaser to own up to 25% of the then issued and outstanding shares of the Common Stock (assuming, for this purpose, the exercise, exchange or conversion, as applicable, of such Securities into shares of Common Stock).

          11.3 Public Offerings.  The Purchaser, after the Closing, shall be
               ----------------
entitled to acquire up to 20% of any Securities to be issued by the Company in an underwritten public offering registered pursuant to the Securities Act on the same terms and conditions, including the same price per share, as such Securities shall be sold in such offering. If the Purchaser shall elect to exercise such right, the Purchaser shall give notice to the Company of the number of shares to be acquired by the Purchaser, within 15 days after receipt of a notice from the Company describing the terms and conditions of the proposed offering. The Purchaser shall not be entitled to exercise its right under this
Section 11.3 unless, at the time, the Purchaser shall own shares of Common Stock (including, for this purpose, Warrant Shares then issuable upon exercise of the Warrant and the Additional Warrant Shares then issuable upon exercise of the Additional Warrant, if issued) at least equal to 10% of the sum of (i) the number of issued and outstanding shares of Common Stock, (ii) the number of Warrant Shares then issuable upon exercise of the Warrant and (iii) if issued, the Additional Warrant Shares then issuable upon exercise of the Additional Warrant.

          11.4 Standstill.  (a)  During the Consent Period, the Purchaser shall
               ----------
not, without the prior approval of a majority of the Company's Board of Directors (exclusive of members appointed by the Purchaser pursuant to Section
7.2 hereof), enter into any agreement or arrangement with any person or entity (other than the Company) concerning the voting, holding or transferring of any Securities, or initiate, propose or participate in any transaction involving the Company (including, without limitation, any purchase of, or tender for, any Securities or any purchase of the Company's assets), except as otherwise provided in Section 11.4(b) hereof.

          (b) Nothing contained herein shall prohibit the Purchaser, subsequent to the fifth anniversary of the Closing Date, to tender for, and/or purchase or otherwise acquire, such number of shares of Securities as would cause the Purchaser to own at least 70% of the issued and outstanding shares of Common Stock. Notwithstanding the foregoing, the Company shall have no obligation to support, or otherwise cooperate with, the Purchaser or any of its Affiliates in any such tender offer or acquisition of Securities, and the Company, in no event, shall be required to make any favorable recommendation in furtherance of such tender offer or such acquisition.

          SECTION 12.  Exchanges; Lost, Stolen or Mutilated Certificates.
                       -------------------------------------------------
Subject to Section 11 hereof and upon surrender by the Purchaser to the Company of any certificates representing the Shares, the Warrant Shares or the Additional Warrant Shares, the Company, at its expense, shall issue in exchange therefor, and deliver to the Purchaser, a new certificate or certificates representing such Shares, Warrant Shares or Additional Warrant Shares, in such denominations as may be requested in writing by the Purchaser. Every surrendered certificate representing the Shares, the Warrant Shares or the Additional Warrant Shares shall be duly endorsed or be accompanied by a written instrument of the Purchaser's attorney duly authorized in writing. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing any Shares, Warrant Shares or Additional Warrant Shares, and in case of any such loss, theft or destruction, upon delivery of an indemnity agreement satisfactory to the Company, or in case of any such mutilation, upon surrender and cancellation of such certificate, the Company shall issue and deliver to the Purchaser a new certificate for such Shares, Warrant Shares or Additional Warrant Shares of like tenor and in the same amount and name, in lieu of such lost, stolen or mutilated certificate.

          SECTION 13.  Survival of Representations, Warranties and Agreements.
                       -------------------------------------------------------
All representations and warranties of the parties hereunder shall survive the Closing. Except as otherwise provided herein, all covenants and agreements of the parties contained herein shall survive indefinitely until, by their respective terms, they shall no longer be operative.

          SECTION 14.  Disclosure of Documents.  The Company represents to the
                       ------------------------
Purchaser that, to the best of the Company's knowledge, there are no documents which contain information materially adverse to the Company that have not been disclosed in the documents set forth on Exhibit D annexed hereto (to the extent supplemented by the Company as provided herein) or in publicly available documents filed with the SEC or issued in public press releases. Set forth in Exhibit D is an itemized list, prepared by the Purchaser, of documents made available to the Purchaser and/or its representatives (including its attorneys, its accountants and its regulatory advisor) for review. The Company shall have the right to supplement Exhibit D up to five days prior to the Closing by making additional documents available to Purchaser for its review. In the event that the Company provides any such additional document and that document contains information materially adverse to the Company, which information was not previously disclosed in the documents set forth in Exhibit D or in publicly available documents filed with the SEC or issued in public press releases, then the Purchaser shall (with respect to each such document) have the right (exercisable by written notice to the Company within five days after the Purchaser's receipt of such document) to elect not to consummate the transactions contemplated by this Agreement, in which case neither party shall have any liability or obligation to the other hereunder and this Agreement shall terminate.

          SECTION 15.  Indemnification.
                       ---------------

          15.1 Indemnitors; Indemnified Persons.  For purposes of this Section
               --------------------------------
15, each party which, pursuant to this Section 15, agrees to indemnify any other person or entity shall be referred to, as applicable, as the "Indemnitor" with respect to such persons and entities, and each such person and entity who is indemnified shall be referred to as the "Indemnified Person" with respect to such Indemnitor.

          15.2 Company Indemnity.  The Company hereby agrees to indemnify and
               -----------------
hold harmless each of the Purchaser, and its directors, officers, employees, agents and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act), from and against any and all claims, liabilities, losses, damages and expenses (including, without limitation, reasonable attorneys' fees and disbursements, regardless of whether incurred in connection with a third-party claim) asserted against or incurred by any such Indemnified Person which are caused by or are related to or arise out of (a) any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement, the Warrant, the Additional Warrant or the Registration Rights Agreement or

(b) (i) any violation by the Company or any subsidiary thereof, or their non-compliance with, any Environmental Law (as defined below), or the disposal, discharge or release of solid wastes, pollutants or hazardous substances, whether in compliance with Environmental Laws or not, (ii) the ownership, operation or use of any landfill, wastewater treatment plant, air pollution control equipment, storage lagoon or other waste management or pollution control facility, whether in compliance with Environmental Laws or not, or (iii) exposure of any person to any chemical substances, noises or vibration generated by the Company, any of its subsidiaries, or any of their respective predecessors, whether in compliance with Environmental Laws or not; provided,
                                                                    --------
however, no indemnification shall be provided hereunder for any reduction or
- - - - -------
diminution in the value of the shares of Common Stock owned by the Purchaser. The Company shall reimburse any such Indemnified Person for all costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements), as they shall be incurred, in connection with investigating, preparing for, or defending any action, claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, which are caused by or related to or arise out of the foregoing, whether or not such Indemnified Person shall be named as a party thereto and whether or not any liability shall result therefrom. For purposes of this Section 15.2, "Environmental Law" shall mean any law, regulation, rule or requirement (whether existing now or in the future) of the United States, any other country or any state, province, municipality or other subdivision thereof relating to the pollution or protection of the environment (including, without limitation, ambient air, surface waters, ground water, lands, sub-surface strata, biota and cultural properties), and any permit, licensed or registration issued pursuant to any of the foregoing notwithstanding anything herein to the contrary.

          15.3 Purchaser Indemnity.  The Purchaser hereby agrees to indemnify
               -------------------
and hold harmless each of the Company, and its directors, officers, employees, agents and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act), from and against any and all claims, liabilities, losses, damages and expenses (including, without limitation, reasonable attorneys' fees and disbursements, regardless of whether incurred in connection with a third-party claim) asserted against or incurred by any such Indemnified Person which are caused by or are related to or arise out of the Purchaser's breach of any representation, warranty, covenant or agreement of the Purchaser contained in this Agreement, the Warrant, the Additional Warrant or the Registration Rights Agreement, and shall reimburse any such Indemnified Person for all costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements), as they shall be incurred, in connection with investigating, preparing for, or defending any action, claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, which shall be caused by or related to or arise out of such breach, whether or not such Indemnified Person shall be named as a party thereto and whether or not any liability shall result therefrom.

          15.4 Defense.  Promptly after receipt by an Indemnified Person of
               -------
notice of any claim or demand or the commencement of any action or proceeding with respect to which indemnification may be sought hereunder, such Indemnified Person shall notify the Indemnitor of such claim or demand or the commencement of such action or proceeding, but failure so to notify the Indemnitor shall not relieve the Indemnitor from any liability which the Indemnitor may have hereunder or otherwise, unless the Indemnitor shall be materially prejudiced by such failure. If the Indemnitor shall so elect, the Indemnitor shall assume the defense of such claim, demand, action or proceeding, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall pay the fees and disbursements of such counsel. In the event, however, that such Indemnified Person shall reasonably determine in its judgment that having common counsel would present such counsel with a conflict of interest or alternative defenses shall be available to an Indemnified Person or if the Indemnitor shall fail to assume the defense of the claim, demand, action or proceeding in a timely manner, then such Indemnified Person may employ separate counsel to represent or defend such Person against any such claim, demand, action or proceeding and the Indemnitor shall pay the reasonable fees and disbursements of such counsel; provided, however, that the Indemnitor shall not be required to
              --------  -------
pay the fees and disbursements of more than one separate counsel for all Indemnified Persons in any jurisdiction in any single action or proceeding. For any claim, demand, action or proceeding the defense of which the Indemnitor shall assume, the Indemnified Person shall have the right to participate therein and to retain its own counsel at such Indemnified Person's own expense (except as otherwise provided in this Section 15.4), so long as such participation does not interfere with the Indemnitor's control of such claim, demand, action or proceeding. The Indemnitor shall not, without the prior written consent of the Indemnified Person, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder unless such settlement, compromise or consent shall include an unconditional release of such Indemnified

Person from all liability arising out of such claim, demand, action or proceeding and would not prohibit, restrict or impair the Indemnified Person or the Joint Venture from engaging in any business.

          SECTION 16.  Miscellaneous.
                       -------------

          16.1 Expenses.  The parties shall bear their own respective expenses
               --------
(including, but not limited to, all fees and expenses of counsel, financial advisers and independent accountants) incurred in connection with the preparation and execution of this Agreement, the other agreements referred to herein and the consummation of the transactions contemplated hereby and thereby, except that the Company and the Purchaser shall each pay one-half of the filing fees required to accompany the notifications under the HSR Act with respect to the transactions contemplated by this Agreement and by the Joint Venture Agreement.

          16.2 Assignment.  All terms and provisions of this Agreement shall be
               ----------
binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of the other party; provided, that, the
                                                      --------  ----
Purchaser may assign its rights under this Agreement, in whole or in part, to any subsidiary or related entity "Hevra Kshura" of the Purchaser, within the meaning of the Israel Securities Act 5728-1968, as amended, so long as such (i) subsidiary or related party shall assume and agree to be bound by all of the Purchaser's obligations hereunder and (ii) the Purchaser shall not be relieved of its primary liability to the Company for all of the Purchaser's obligations set forth herein.

          16.3 Entire Agreement.  This Agreement and the other agreements
               ----------------
referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

          16.4 Notices.  All notices hereunder shall be in writing and shall be
               -------
given: (a) if to the Company, at One Ram Ridge Road, Spring Valley, New York 10977 (attention: Kenneth I. Sawyer), fax number: (914) 425-5097, or such other address or fax number as the Company shall have designated in writing to the Purchaser, or (b) if to the Purchaser, at Clal House, 5 Druyanov Street, Tel Aviv 63143, Israel (attention: Zeev Zehavi), fax number: (011-972-3) 293633, with a copy to Proskauer Rose Goetz & Mendelsohn

LLP, 1585 Broadway, New York, New York 10036 (attention: Jeffrey A. Horwitz, Esq.), fax number: (212) 969-2900, or such other address or fax number as the Purchaser shall have designated in writing to the Company. Any notice shall be deemed to have been given if personally delivered or sent by express commercial courier or delivery service or by telegram, telefax, telex or facsimile transmission. Any notice given in any other manner shall be deemed given when actually received.

          16.5 Amendments; Waiver.  This Agreement may not be amended or
               ------------------
terminated, and no provision hereof may be waived, except pursuant to a written instrument executed by the Company and the Purchaser.

          16.6 Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          16.7 Headings.  The headings of the Sections of this Agreement have
               --------
been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

          16.8 Governing Law.  This Agreement (but expressly excluding the Joint
               -------------
Venture Agreement and the Fine-Tech Agreement) shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein.

          16.9 Severability.  If any term or provision hereof shall be invalid
               ------------
or unenforceable, (i) the remaining terms and provisions hereof shall be unimpaired, (ii) any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction and (iii) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision as determined by a court to be valid and enforceable and to express the intention of the parties with respect to the invalid or unenforceable term or provision.

          16.10 CONSENT TO JURISDICTION.  IN CONNECTION WITH ANY DISPUTE WHICH
                -----------------------
MAY ARISE UNDER THIS AGREEMENT (BUT EXPRESSLY EXCLUDING THE JOINT VENTURE AGREEMENT AND THE FINE-TECH AGREEMENT) OR UNDER ANY OTHER AGREEMENT REFERRED TO HEREIN, EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO, CONSENTS TO, AND WAIVES ANY OBJECTION TO, THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND WAIVES ANY OBJECTION TO THE LAYING OF VENUE IN SUCH COURTS. EACH SUCH

PARTY ADMITS THAT ANY SUCH DISPUTE MAY BE RESOLVED AT LEAST AS CONVENIENTLY IN SUCH A COURT AS IN ANY OTHER COURT, AND SHALL NOT SEEK DISMISSAL OR A CHANGE OF VENUE ON THE GROUND THAT RESOLUTION OF SUCH A DISPUTE IN ANY SUCH COURT SHALL NOT BE CONVENIENT OR IN THE INTERESTS OF JUSTICE. THE PURCHASER HEREBY APPOINTS PROSKAUER ROSE GOETZ & MENDELSOHN LLP AS ITS AGENT UPON WHOM SERVICE OF PROCESS MAY BE MADE WITH THE SAME FORCE AND EFFECT AS IF SUCH SERVICE SHALL HAVE BEEN MADE PERSONALLY UPON THE PURCHASER. THE COMPANY HEREBY APPOINTS HERTZOG, CALAMARI & GLEASON AS ITS AGENT UPON WHOM SERVICE OF PROCESS MAY BE MADE WITH THE SAME FORCE AND EFFECT AS IF SUCH SERVICE SHALL HAVE BEEN MADE PERSONALLY UPON THE COMPANY.

          16.11 Termination.  This Agreement may be terminated and the
                -----------
transactions contemplated hereby may be abandoned at any time prior to the
Closing: (a) by mutual written consent of the Purchaser and the Company; or (b) by any party to this Agreement, if there shall have been a material breach of a representation or warranty in this Agreement by the other party, or a material breach by the other party of any covenant set forth herein and such breach or failure cannot be cured by the Closing Date and has not been waived, or a failure of any condition to which the obligations of the first party hereunder are subject. Upon such termination, all further obligations of the parties hereto shall become null and void and no party shall have any liability to any other party, unless the basis for such termination shall have been the breach by such party of a representation or warranty in this Agreement or the failure by such party to fulfill its covenants and agreements set forth herein.


                     [The next page is the signature page.]

          IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed as of the date first written above.


                              PHARMACEUTICAL RESOURCES, INC.


                              By /s/Kenneth I. Sawyer
                                ------------------------------


                              CLAL PHARMACEUTICAL INDUSTRIES LTD.



                              By /s/Mair Laiser, Director
                                -----------------------------


                              By /s/Mony Ben-Dor, Director
                                -----------------------------

                              CLAL INDUSTRIES LTD.


                                   Guarantee
                                   ---------


          The undersigned, being directly or indirectly, the beneficial owner of Clal Pharmaceutical Industries Ltd., an Israeli corporation (the "Purchaser"), in order to induce Pharmaceutical Resources, Inc., a New Jersey corporation (the "Company"), to enter into that certain Stock Purchase Agreement, dated March 25, 1995, between the Company and the Purchaser, does hereby unconditionally guarantee the full and timely performance of all the Purchaser's obligations to the Company under and with respect to said Stock Purchase Agreement which, in accordance with the terms thereof, are to be performed prior to or on the Closing Date (as such term is defined in the Stock Purchase Agreement), including any obligation of the Purchaser to make all payments required thereunder. This Guarantee is being delivered by the undersigned to the Company in connection with the execution and delivery of the Stock Purchase Agreement.

          The undersigned hereby represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of Israel. The undersigned hereby further represents and warrants that it has all necessary corporate power and authority to execute, deliver and perform this Guarantee, that the execution, delivery and performance by the undersigned of this Guarantee has been duly authorized by all necessary corporate or other action by or on behalf of the undersigned and that this Guarantee constitutes a valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms.

          IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS GUARANTEE, THE UNDERSIGNED HEREBY IRREVOCABLY SUBMITS TO, CONSENTS TO, AND WAIVES ANY OBJECTION TO, THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND WAIVES ANY OBJECTION TO THE LAYING OF VENUE IN SUCH COURTS. THE UNDERSIGNED SHALL NOT SEEK DISMISSAL OR A CHANGE OF VENUE ON THE GROUND THAT ANY SUCH COURTS SHALL NOT BE CONVENIENT OR IN THE INTERESTS OF JUSTICE. THE UNDERSIGNED HEREBY APPOINTS PROSKAUER ROSE GOETZ & MENDELSOHN LLP AS ITS AGENT UPON WHOM SERVICE OF PROCESS MAY BE MADE WITH THE SAME FORCE

AND EFFECT AS IF SUCH SERVICE SHALL HAVE BEEN MADE PERSONALLY UPON THE UNDERSIGNED.


Dated:  March 25, 1995


                              CLAL INDUSTRIES LTD.



                              By /s/Mair Laiser, President
                                -----------------------------


                              By /s/Mony Ben-Dor, Vice President
                                ---------------------------------